Exhibit 1.1

Lumexa Imaging Holdings, Inc.

25,000,000 Shares of Common Stock

Underwriting Agreement

December 10, 2025

Barclays Capital Inc.

J.P. Morgan Securities LLC

Jefferies LLC

As Representatives of the

several Underwriters listed in

Schedule 1 hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o J.P. Morgan Securities LLC

270 Park Avenue New York, New York 10017

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Lumexa Imaging Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 25,000,000 shares of common stock (“Common Stock”), par value $0.001 per share, of the Company (as defined below) (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 3,750,000 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

As a result of certain organizational transactions (the “Transactions”) described in the Registration Statement (as defined below) to be consummated on or immediately prior to the Closing Date (as defined below), the Company will assume control of the business and affairs of the direct and indirect subsidiaries of Lumexa Imaging Equity Holdco, LLC (formerly operating as US Radiology Specialists Holdings, LLC) (“Holdings LLC”). As used herein, unless otherwise stated or the context otherwise requires, the “Company Group,” means the Company and Holdings LLC, jointly and severally.

The Company and Holdings LLC, jointly and severally, hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-291590), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated December 2, 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 4:10 P.M., New York City time, on December 10, 2025.

2. Purchase of the Shares.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $17.39 (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein, except to the extent that the date on which the Option Shares are to be delivered is the same date as the Closing Date, in which case such notice may be delivered one business day prior to the date of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036-8704 at 10:00 A.M. New York City time on December 12, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in book-entry form registered in such names and in such denominations as the Representatives shall request in writing not later than two (2) full business days or as otherwise agreed prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d) The Company Group acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company Group with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or agent of, the Company Group or any other person. Additionally, none of the Representatives nor any other Underwriter is advising the Company Group or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company Group shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives nor the other Underwriters shall have any responsibility or liability to the Company Group with respect thereto. Any review by the Representatives and the other Underwriters of the Company Group, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company Group.

3. Representations and Warranties of the Company Group. The Company and Holdings LLC, jointly and severally, represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company Group makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company Group in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company Group makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company Group in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company Group (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company Group or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company Group makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company Group in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company Group engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(e) Testing-the-Waters Materials. The Company Group (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company Group reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company Group reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company Group has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Registration Statement and Prospectus. The Registration Statement was declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company Group or related to the offering of the Shares has been initiated or, to the knowledge of the Company Group, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company Group makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company Group in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) Financial Statements.

(i) The financial statements (including the related notes thereto) of Holdings LLC and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company Group and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including, without limitation, the “system-wide” financial information and financial information of the JVs (as defined below)) has been derived from the accounting records of the Company Group, its direct and indirect consolidated subsidiaries, and its unconsolidated affiliates through which its joint ventures with health systems are operated (such unconsolidated affiliates are listed in Schedule 2 to this Agreement, and together with their respective subsidiaries, are referred to herein as the “JVs” and each a “JV”) and presents fairly in all material respects the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(ii) The financial statements (including the related notes thereto) of BTDI JV, LLP (“BTDI”) and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of BTDI and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information of BTDI included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of BTDI, its consolidated subsidiaries, and presents fairly in all material respects the information shown thereby.

(h) No Material Adverse Change. Since the date of the most recent financial statements of Holdings LLC included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company Group or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company Group on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company Group and its subsidiaries taken as a whole; (ii) neither the Company Group nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company Group and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company Group and its subsidiaries taken as a whole; and (iii) neither the Company Group nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company Group and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Organization and Good Standing. The Company Group, each of its subsidiaries and each of the JVs have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company Group and its subsidiaries and the JVs taken as a whole or on the performance by the Company Group of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Exhibit 21.1 to the Registration Statement include all significant subsidiaries of the Company Group.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Capitalization” and “Description of Capital Stock”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company Group, any of its subsidiaries or any of the JVs, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company Group or any such subsidiary or JV, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary and JV owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company, Holdings LLC and their respective subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of managers of Holdings LLC or the board of directors of the Company, as applicable (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Market, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Holdings LLC. Each Company Stock Plan is accurately described in all material respects in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) Due Authorization. The Company Group has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company Group.

(n) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(o) Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. Neither the Company Group, any of its subsidiaries nor any of the JVs is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company Group, any of its subsidiaries or any of the JVs is a party or by which the Company Group, any of its subsidiaries or any of the JVs is bound or to which any property or asset of the Company Group, any of its subsidiaries or any of the JVs is subject; or (iii) in violation of any law or statute applicable to the Company Group, any of its subsidiaries or any of the JVs or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company Group, any of its subsidiaries or any of the JVs, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company Group of this Agreement, the issuance and sale of the Shares and the consummation by the Company Group of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company Group, any of its subsidiaries or any of the JVs pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company Group, any of its subsidiaries or any of the JVs is a party or by which the Company Group, any of its subsidiaries or any of the JVs is bound or to which any property, right or asset of the Company Group, any of its subsidiaries or any of the JVs is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company Group, any of its subsidiaries or any of the JVs or (iii) result in the violation of any law or statute applicable to the Company Group, any of its subsidiaries or any of the JVs or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company Group, any of its subsidiaries or any of the JVs, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company Group of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except (i) for the filing of the amended and restated certificate of incorporation of the Company with the Secretary of State of Delaware, and (ii) for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), The Nasdaq Global Market (“Nasdaq”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and (iii) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company Group, any of its subsidiaries or any of the JVs is or may reasonably be expected to become a party or to which any property of the Company Group, any of its subsidiaries or any of the JVs is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company Group, any of its subsidiaries or any of the JVs, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company Group, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of Holdings LLC and its subsidiaries, is an independent registered public accounting firm with respect to Holdings LLC and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. To the Company Group’s knowledge, PricewaterhouseCoopers LLP, who have certified certain financial statements of BTDI and its subsidiaries, is an independent registered accounting firm with respect to BTDI and its subsidiaries.

(u) Title to Real and Personal Property. The Company Group, its subsidiaries and the JVs have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property (other than Intellectual Property (defined below) which is addressed exclusively in Section 3(v) below) that are material to the respective businesses of the Company Group, its subsidiaries and the JVs, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company Group, its subsidiaries and the JVs or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Intellectual Property. (i) The Company Group, its subsidiaries and the JVs own or have the right to use all patents, patent applications, software and software developments, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights, authors’ rights and copyrightable works, know-how, trade secrets, systems, procedures, inventions, licenses, technology, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) material to the conduct of their respective businesses as currently conducted; (ii) the Company Group’s, its subsidiaries’ and the JVs’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person in any material respect; (iii) none of the Company Group, its subsidiaries nor the JVs have received any written notice of any claim relating to Intellectual Property that could reasonably be expected to be material to the Company Group, its subsidiaries, or the JVs; and (iv) to the knowledge of the Company Group, the Intellectual Property of the Company Group, its subsidiaries and the JVs is not being infringed, misappropriated or otherwise violated by any person in any material respect, and, in each case, the Company Group is unaware of any facts that would form a reasonably basis for any such claims.

(w) Third-Party Payors. Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package, the accounts receivable of the Company Group, each of its subsidiaries and each of the JVs have been adjusted to reflect in all material respects contractual allowances provided to third-party payors, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third-party payors and the rates established by governmental payors, including Medicare, Medicaid and, in some instances, for workers’ compensation claims. In particular, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, accounts receivable relating to such third-party payors do not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

(x) Compliance with Health Care Laws. Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, each of the Company Group, its subsidiaries and the JVs is, and at all times has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, prohibited by or are cause for false claims liability, civil or criminal penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program or any other third-party payor, as applicable. For purposes of this Agreement, “Health Care Laws” means all laws, rules, regulations, ordinances, decrees, judgements and governmental orders pertaining to health care regulatory matters applicable to the operations of the Company Group, its subsidiaries or the JVs, including but not limited to: (i) federal, state and local health care laws related to fraud and abuse, billing, kickbacks, false claims, self-referral, and financial relationships between referral sources and referral recipients, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Stark Law (42 U.S.C. Section 1395nn), the False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Federal Criminal False Claims Act (18 U.S.C. § 287), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the False Statements Relating to Health Care Matters Law (18 U.S.C. § 1035), Federal Health Care Fraud Law (18 U.S.C. § 1347), the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (as defined below), the exclusion laws (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), and any applicable state fraud and abuse prohibitions, including those that apply to all payors (governmental, commercial insurance and self-payors), each as amended, and the implementing rules and regulations promulgated pursuant to such statutes; (ii) Medicare (Title XVIII of the Social Security Act); (iii) Medicaid (Title XIX of the Social Security Act), and the regulations promulgated thereunder; (iv) TRICARE (10 U.S.C. § 1071); (v) Public Health Services Act (42 U.S.C. § 201 et seq.); (vi) the Patient Protection and Affordable Care Act (Pub. L. 111 148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111 152); (vii) the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; (viii) applicable state laws and regulations regarding the corporate practice of medicine, the employment or engagement of professionals by non-professionals, and fee-splitting or sharing of revenues, as well as state workers’ compensation laws and regulations; (ix) the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5 and any and all implementing laws, rules, and regulations (collectively, “HIPAA”); (x) any applicable state laws regarding data protection, data processing, data privacy, data security and/or the collection, use, storage, access, disclosure or cross-border transfer of any personally identifiable health information, including protected health information (collectively, including HIPAA, the “Health Data Privacy and Security Laws”); (xi) any state and federal controlled substance and drug diversion laws, including the Federal Controlled Substances Act (21 U.S.C. § 801, et seq.) and the regulations promulgated thereunder; (xii) any state or federal licensure, permit or authorization for individuals, facilities, or entities, including controlled substance registration requirements, the Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. § 263a et seq., and quality, safety and mandated reporting of incidents, occurrences, diseases and events, collaborative or supervisory agreements required by applicable laws; (xiii) applicable laws pertaining to medical documentation and medical record retention; (xiv) any applicable laws relating to claims processing, or pertaining to or regulating the provision or administration of, or billing, coding, reimbursement or payment for, healthcare products and services (such services including physician and allied professional services and related ancillary services); (xv) applicable laws regulating the ownership or operation of a health care facility or business, or assets used in connection therewith, including licensing, certification and/or accreditation requirements; (xvi) the 21st Century Cures Act and implementing regulations, including regulations issued by the Office of the National Coordinator for Health Information Technology and the Centers for Medicare and Medicaid Services (“CMS”) regarding interoperability, information blocking and patient access (collectively, the “Cures Act”); (xvii) the CMS Promoting Interoperability Program; (xviii) all other applicable laws regarding electronic health records systems and other certified health information technology; (xix) all applicable laws relating to marketing, healthcare provider licensing, and the provision of care via telehealth modalities; (xx) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), the Mammography Quality Standards Act (42 U.S.C. § 263b), and the laws and regulations promulgated thereunder; and (xxi) any and all other health care laws and regulations, each as amended from time to time, applicable to the operations of the Company Group, its subsidiaries or the JVs. Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, none of the Company Group, any subsidiary or any of the JVs, have been: (a) subject to any past, pending, or to the knowledge of the Company Group, threatened in writing, audit, inspection, inquiry, investigation, notice, warning or other written communication or action by a governmental entity alleging any violation with any Health Care Laws within the past six (6) years; or (b) a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, non-prosecution agreement, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental entity. None of the Company, any subsidiary or any of the JVs, nor any of their respective directors, officers, members, direct or indirect owners, or, to the Company’s knowledge, employees have been: (a) debarred by the FDA under 21 U.S.C. § 335a, or excluded or suspended from participation in any U.S. Federal health care program pursuant to 42 U.S.C. § 1320(a)-7 or any other programs of a governmental entity, or subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion; (b) served or charged as a defendant in any qui tam False Claims Act litigation; (c) charged with, convicted of or entered a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of any item or service under a Federal health care program; or (d) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act.

(y) Program Participation. Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package or except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company Group, its subsidiaries, and the JVs, as applicable, (i) meet requirements of participation in the Programs; (ii) are a party to valid Program participation agreements for payment by such Programs and are in good standing with respect to such Program participation agreements to which they are a party or by which they are bound; and (iii) have not in the last six (6) years violated any condition of participation, condition of payment or any rule, regulation or policy or standard of any Program including requirements relating to credentialing of healthcare providers. None of the Company Group, its subsidiaries or the JVs, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, has (a) engaged in any termination proceedings as to its participation with any Program; (b) received written notice from any of the Programs of any pending, or, to the knowledge of the Company Group, threatened, investigations or other actions that would result in exclusion or debarment from any such Programs or the termination or suspension of any Program participation or payor agreement; or (c) has had a dispute with a Program. “Programs” shall mean Medicare, Medicaid, TRICARE, and any other local, state or federal health care program as well as other third-party payor programs, including, but not limited to private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, workers’ compensation plans, and managed care systems, that the Company Group, its subsidiaries and the JVs, as applicable, participate in or has contracts with.

(z) Program Claims and Filings. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company Group, its subsidiaries, and the JVs, as applicable, have, and have maintained for the last six (6) years, billing and coding practices, including claims submission and receipt of payments, certification, and document requirements, that are in material compliance with all applicable laws pertaining to Programs, all Health Care Laws and all Program participation or payor agreements pertaining to the Company Group’s, its subsidiaries’ or the JVs’ participation in and payment under Programs and payor agreements. Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, to the Company Group’s knowledge, all reports, data, and information required to be filed by the Company Group, its subsidiaries, and the JVs in connection with any Program have been timely filed and were true and complete in all material respects at the time filed (or were corrected in or supplemented by a subsequent filing). Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, none of the Company Group, its subsidiaries or the JVs has submitted to any Program any fraudulent claim for payment. Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there are no claims, actions, or appeals pending before any governmental entity with respect to any Program reports or claims filed by the Company Group, any of its subsidiaries or the JVs on or before the date hereof, or with respect to any disallowances by any governmental entity in connection with any audit or any claims that, if adversely determined, would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package, no validation review or program integrity review related to the Company

Group, any of its subsidiaries or the JVs has been conducted by any governmental entity in connection with any Program within the past six (6) years, and to the Company Group’s knowledge, no such reviews are scheduled, pending or threatened in writing against the Company Group, any of its subsidiaries or any of the JVs that, if adversely determined, would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Except in the ordinary course of business or as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, there are no pending appeals, adjustments, audits, challenges, inquiries, investigations, claims reviews, suspensions, offsets, recoupments or other actions of any Program being sought, requested or claimed, or to the knowledge of the Company Group, threatened in writing against the Company Group, its subsidiaries or the JVs. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, within the past six (6) years, there has been no voluntary disclosure by the Company Group, its subsidiaries or the JVs nor, to the knowledge of the Company Group, any director, officer, member, or direct or indirect owners of the Company Group, a subsidiary of the Company Group or any of the JVs, to the Office of the Inspector General of the United States Department of Health and Human Services (“OIG”), a Medicare administrative contractor, state attorney general, Medicaid Fraud Control Unit, or other office of any governmental entity or any Program or other third-party payor of an overpayment matter. None of the Company Group, any subsidiary or any of the JVs has received nor, to the knowledge of the Company Group, any director, officer, member, or direct or indirect owners of the Company Group, a subsidiary of the Company Group or any of the JVs, an overpayment by any governmental entity, including any intermediary or carrier, which has not been timely repaid to such Program.

(aa) Company Providers. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company Group, each of its subsidiaries and each of the JVs is in material compliance with all applicable Health Care Laws regarding the credentialing of contracted or employed healthcare providers, including, but not limited to, verification of licensing status and eligibility for reimbursement under the Programs and other third-party payors. To the knowledge of the Company, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, each healthcare provider is duly licensed or certified in each applicable jurisdiction as required by applicable Health Care Law to provide the professional services such healthcare provider is providing on behalf of the Company Group, its subsidiaries or the JVs and, to the knowledge of the Company Group, no non-ordinary course investigations, complaints, or reviews exists that poses a threat to the continued validity or scope of those licenses. To the knowledge of the Company Group, no healthcare provider: (i) has been convicted, under any Health Care Laws of a felony offense in connection with the delivery of healthcare services for or on behalf of a professional practice; (ii) has been a party to any action instituted by any licensure or specialty board, third-party payor, patient, customer or governmental entity alleging a material violation of any material Health Care Law or material applicable permit held by such healthcare provider; (iii) has had a final judgment or settlement without judgment entered against him or her in connection with a malpractice or similar action that is material to the Company Group, its subsidiaries or JVs; (iv) has been notified in writing of any inquiry or investigation instituted by any governmental entity for alleged material violation of any material applicable Health Care Law by such healthcare provider; or (v) has been disciplined or sanctioned by any governmental entity for a material violation of any material Health Care Law.

(bb) Compliance Program. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company Group, each of its subsidiaries and each of the JVs has established and implemented, as applicable, a healthcare compliance program designed to ensure compliance with Health Care Laws.

(cc) HIPAA. The Company Group and each of its subsidiaries and JVs has, as applicable, complied in all material respects with HIPAA and all contractual commitments relating to the privacy and security of Protected Health Information relating to the business of the Company Group, its subsidiaries and JVs. Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package, or except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, none of the Company Group, its subsidiaries and the JVs, nor, to the knowledge of the Company Group, any of their respective subcontractors or agents, have had any unauthorized use or disclosure of Protected Health Information that would constitute a “breach” (as defined in 45 C.F.R. § 164.402) that would require notice under 16 C.F.R. § 164.404 or any other Health Data Privacy and Security Laws. None of the Company Group, its subsidiaries and the JVs has received any written inquiry, complaint, or communication from the U.S. Department of Health and Human Services (“HHS”) or any other governmental entity or person alleging violations of HIPAA by the Company Group, its subsidiaries or the JVs, and no action has been commenced or is pending or threatened against the Company Group, its subsidiaries or the JVs alleging a violation of HIPAA. There have been no investigations by, or complaints filed with, HHS or any other governmental entity or any state attorney general regarding compliance with HIPAA by the Company Group, its subsidiaries or the JVs. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company Group and each of its subsidiaries and JVs, to the extent required by law has: (a) implemented and maintains a HIPAA compliance program comprised of reasonable and appropriate organizational, physical, administrative, and technical safeguards that are consistent with HIPAA requirements; (b) executed business associate agreements (in accordance with HIPAA); and (c) completed a security “risk analysis” (as required by 45 C.F.R. § 164.308(a)(1)(ii)(A)) in compliance with HIPAA.

(dd) Artificial Intelligence. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company Group, its subsidiaries and JVs have not used any data sets, information, or data provided by or obtained or collected from any person (including Personal Data) in instructing, training, or using any artificial intelligence, machine learning, or other algorithm, program, product, or technology, including those simulating human intelligent thought processes, (collectively, “AI Programs”), in violation of any applicable law or any other Health Data Privacy and Security Laws.

(ee) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company Group, any of its subsidiaries or any of the JVs, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company Group, any of its subsidiaries or any of the JVs, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(ff) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(gg) Taxes. The Company Group, its subsidiaries and the JVs have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed, in each case except for such failures to pay or file that would not, individually or in the aggregate be reasonably expected to have a Material Adverse Effect;and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company Group, any of its subsidiaries or any of the JVs, or any of their respective properties or assets which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh) Licenses and Permits. The Company Group, its subsidiaries, and the JVs possess all licenses, sub-licenses, certificates, permits, approvals, consents, accreditations, registrations, qualifications, and other authorizations (“Permits”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company Group, any of its subsidiaries nor any of the JVs, nor any of their respective subsidiaries is in default or violation of any written term, written condition or written provision of any Permit to which it is a party, or has received written notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except where such default, violation, revocation, modification, or non-renewal would not reasonably be expected to have a Material Adverse Effect.

(ii) No Labor Disputes. No labor disturbance by or dispute with employees of the Company Group, any of its subsidiaries or any of the JVs exists or, to the knowledge of the Company Group, is contemplated or threatened, and the Company Group is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its, its subsidiaries’ or the JVs’ principal suppliers, contractors or customers, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company Group, any of its subsidiaries nor any of the JVs have received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(jj) Certain Environmental Matters. (i) The Company Group, its subsidiaries and the JVs (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety as it relates to exposure to hazardous or toxic substances or wastes, pollutants or contaminants, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company Group, its subsidiaries or the JVs, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company Group, any of its subsidiaries or any of the JVs under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) none of the Company Group, its subsidiaries or the JVs are aware of any facts or issues regarding compliance with Environmental Laws that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (z) none of the Company Group, its subsidiaries or the JVs anticipates material capital expenditures for compliance with any Environmental Laws.

(kk) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company Group or any of its subsidiaries (including on account of any member of the Company Group’s “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company Group within the meaning of Section

4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company Group under Section 414(b), (c), (m) or (o) of the Code)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur, other than an event for which the 30-day notice period has been waived; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (viii) neither the Company Group nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company Group or its subsidiaries in the current fiscal year of the Company Group and its subsidiaries compared to the amount of such contributions made in the Company Group’s and its subsidiaries’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’, or the JVs’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ or the JVs’ (as applicable) most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Disclosure Controls. The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(mm) Accounting Controls. The Company Group and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company Group and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company Group’s internal controls (it being understood that the Company Group is not required as of the date hereof to comply with Section 404 of the Sarbanes-Oxley Act (as defined below)). The Company Group’s auditors and the Audit Committee of the board of managers of Holdings LLC have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company Group’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company Group’s internal controls over financial reporting.

(nn) Insurance. The Company Group, its subsidiaries and the JVs have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company Group reasonably believes are adequate to protect the Company Group, its subsidiaries and the JVs and their respective businesses, except where the failure to carry such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company Group, any of its subsidiaries nor any of the JVs has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(oo) Cybersecurity; Data Protection. The Company Group, its subsidiaries’ and the JVs’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company Group, its subsidiaries and the JVs as currently conducted, and are, to the knowledge of the Company Group, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect. The Company Group, its subsidiaries and the JVs have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company Group, its subsidiaries and the JVs are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(pp) No Unlawful Payments. None of the Company Group, any of its subsidiaries nor any of the JVs, nor any of their respective directors or officers nor, to the knowledge of the Company Group, any employee, agent, affiliate or other person associated with or acting on behalf of the Company Group, any of its subsidiaries or any of the JVs has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company Group, its subsidiaries and the JVs have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(qq) Compliance with Anti-Money Laundering Laws. The operations of the Company Group, its subsidiaries and the JVs are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company Group, any of its subsidiaries or any of the JVs conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Group, any of its subsidiaries or any of the JVs with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Group, threatened.

(rr) No Conflicts with Sanctions Laws. Neither the Company, any of its subsidiaries nor any of the JVs, nor any of their respective directors or officers, nor any of the Company Group’s controlled affiliates, or, to the knowledge of the Company Group, any employee, agent, affiliate or other person associated with or acting on behalf of the Company Group, any of the subsidiaries or any of the JVs is an individual or entity (“Person”), or is owned or controlled by a Person, currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company Group or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Territory”); and the Company Group will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Territory or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company Group and its subsidiaries and the JVs have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Territory.

(ss) No Restrictions on Subsidiaries or JVs. No subsidiary of the Company Group, nor any JV, is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company Group, from making any other distribution on such subsidiary’s or JVs’ capital stock or similar ownership interest, from repaying to the Company Group any loans or advances to such subsidiary or JV from the Company Group or from transferring any of such subsidiary’s or JV’s properties or assets to the Company Group or any other subsidiary of the Company Group, in each case except for restrictions permitted by Section 7.08 of the senior secured credit agreement with Barclays Bank PLC, as Administrative Agent, Collateral Agent, an Issuing Bank and Swing Line Lender, and the other lenders party thereto (as in effect on the date hereof).

(tt) No Broker’s Fees. None of the Company Group, any of its subsidiaries nor any of the JVs is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(uu) No Registration Rights. Except as have been effectively waived or satisfied, no person has the right to require the Company Group, any of its subsidiaries or any of the JVs to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(vv) No Stabilization. Neither the Company Group nor any of its subsidiaries or affiliates, nor any of the JVs, has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ww) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xx) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy) Statistical and Market Data. Nothing has come to the attention of the Company Group that has caused the Company Group to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz) Sarbanes-Oxley Act. The Company has taken all necessary actions such that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), with which the Company is required to comply as of such time.

(aaa) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(bbb) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company Group or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company Group or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission prior to the time of the Closing Date and in any event within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, if requested, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such requirement by furnishing such earnings statement on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”).

(h) Clear Market. For a period of 180 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the

Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, or publicly disclose the intention to undertake any of the foregoing in clause (i) or (ii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC, other than the Shares to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the Company’s current or former employees, officers, directors, advisors, consultants, or affiliated physician groups pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus; (iii) the issuance of up to 7.5% of the outstanding shares of Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Stock, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters substantially on the form of Exhibit D hereto; (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the Closing Date and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (v) the issuance of shares of Stock, or securities convertible into or exercisable or exchangeable for any shares of Stock, pursuant to the Transactions, provided that the recipients of such Stock or other securities pursuant to this clause (v) execute a lock-up agreement with the Underwriters substantially on the form of Exhibit D hereto; or (vi) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that (i) such plan does not provide for the transfer of Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Stock may be made under such plan during the Restricted Period.

If Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on Nasdaq.

(l) Reports. For a period of three years from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company Group, use any free writing prospectus that contains the final terms of the offering of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company Group contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company Group and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company Group in this Agreement are true and correct and that the Company Group has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e) Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company and BTDI, respectively, letters with respect to each of the Company and BTDI, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company Group shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion and 10b-5 Statement of Counsel for the Company. Sidley Austin LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Ropes & Gray LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(i) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company Group, the entities listed in Schedule 2 to this Agreement and such subsidiaries of the Company Group as the Representatives may reasonably request in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and the stockholders, officers and directors of the Company listed on Annex D hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(l) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company Group shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(m) Transactions. Immediately prior to the Closing Date, the Transactions shall have been consummated in a manner substantially consistent with the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the third paragraph under the caption “Underwriting,” the concession amount, if any, in the first paragraph under the caption “Underwriting—Commission and Expenses,” the first sentence of the first paragraph under the caption “Underwriting—Stabilization,” and the first sentence of the second paragraph under the caption the caption “Underwriting—Stabilization.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any national securities exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company and the non-defaulting Underwriters, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company Group’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (which, including the related reasonable and documented fees and expenses of counsel for the Underwriters, shall not exceed $10,000); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all reasonable and documented expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA ( including up to $30,000 of the fees and expenses of counsel to the Underwriters); (viii) all expenses incurred by the Company Group in connection with any “road show” presentation to potential investors; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters and 50% by the Company; and (ix) all expenses and application fees related to the listing of the Shares on Nasdaq.

(b) If (i) this Agreement is terminated pursuant to clause (ii) of Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that, in the case of a termination pursuant to Section 10(c) hereto, the Company shall only reimburse the non-defaulting Underwriters.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company Group and the Underwriters contained in this Agreement or made by or on behalf of the Company Group or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company Group or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication or electronic communication. Notices to the Underwriters shall be given to the Representatives: c/o Barclays Capital Inc., 745 Seventh Avenue New York, New York 10019 (fax: (646) 834-8133), Attention: Syndicate Registration; c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358), Attention Equity

Syndicate Desk; c/o Jefferies LLC 520 Madison Avenue New York, New York 10022 (fax: (646) 619-4437), Attention: General Counsel; with copies (which shall not constitute notice) to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, Attention: Craig E. Marcus and Tristan VanDeventer (email: Craig.Marcus@ropesgray.com; Tristan.VanDeventer@ropesgray.com). Notices to the Company, the Company Group or Holdings LLC shall be given to it at 4200 Six Forks Road, Suite 1000, Raleigh, North Carolina 27609; Attention: Julie Szeker (email: Julie.Szeker@lumexaimaging.com),with copies (which shall not constitute notice) to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Samir A. Gandhi and Alexander E. Csordas (email: sgandhi@sidley.com; acsordas@sidley.com).

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The Company and Holdings LLC hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and Holdings LLC each waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and Holdings LLC each agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and Holdings LLC, as applicable, and may be enforced in any court to the jurisdiction of which Company or Holdings LLC is subject by a suit upon such judgment.

(f) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k) Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or Holdings LLC and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

LUMEXA IMAGING HOLDINGS, INC.

By:	/s/ Caitlin Zulla
Name: Caitlin Zulla
Title: Chief Executive Officer

LUMEXA IMAGING EQUITY HOLDCO, LLC

By:	/s/ Caitlin Zulla
Name: Caitlin Zulla
Title: Chief Executive Officer

Accepted: As of the date first written above

BARCLAYS CAPITAL INC. J.P. MORGAN SECURITIES LLC JEFFERIES LLC

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

BARCLAYS CAPITAL INC.

By:	/s/ Alejandra Fernandez
Name:	Alejandra Fernandez
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Ben Burdett
Name:	Ben Burdett
Title:	Managing Director

JEFFERIES LLC

By:	/s/ Kevin Lacerda
Name:	Kevin Lacerda
Title:	Managing Director

SCHEDULE 1

Underwriter	Number of Shares
Barclays Capital Inc.	6,236,980
J.P. Morgan Securities LLC	6,236,980
Jefferies LLC	5,507,813
Deutsche Bank Securities Inc.	2,005,208
Wells Fargo Securities, LLC	1,260,416
Leerink Partners, LLC	802,083
William Blair & Company, L.L.C.	802,083
Capital One Securities, Inc.	601,563
Fifth Third Securities, Inc.	601,563
Raymond James & Associates, Inc.	601,563
PNC Capital Markets LLC	171,875
Academy Securities, Inc.	57,291
Loop Capital Markets LLC	57,291
R. Seelaus & Co., LLC	57,291

Total	25,000,000

SCHEDULE 2

Unconsolidated Affiliates

1. BTDI JV, LLP

2. SCLTDI JV, LLC

3. IH-USRS Imaging, LLC

4. Carolinas Imaging Services, LLC

5. Virtua Adult Imaging Services at Voorhees, LLC

6. RLC, LLC

7. Tucson Medical Imaging Partners, LLC

8. UPMCTDI JV, LLC

ANNEX A

a.	Pricing Disclosure Package

None.

b.	Pricing Information Provided Orally by Underwriters

Number of Underwritten Shares: 25,000,000 shares

Number of Option Shares: 3,750,000 shares

Public Offering Price Per Share: $18.50

ANNEX B

Written Testing-the-Waters Communications

1.	Testing the waters presentation dated October 2025

2.	Testing the waters presentation dated November 2025

ANNEX D

Lock-Up Agreement Counterparties

1. Lumexa Imaging Equity Holdco, LLC

2. Caitlin Zulla

3. Tony Martin

4. Dr. Russell Stewart

5. Julie Szeker

6. Lee Cooper

7. Molly Joseph

8. Brett Brodnax

9. Glenn Eisenberg

10. Bridget Karlin

11. Dr. Matthew Lungren

12. Dr. Robert Mittl

13. Brian Regan

14. John Perkins

15. Ken McNish

16. Diane Kazmierski

17. Chris Core

18. Wood Lovell

19. John Guess

20. Robert O’Sullivan

21. Andrew Lantz

22. Tyler Rauenzahn

23. John Devlin

24. Ryan Popp

25. Lindsay Muns

26. Kevin Millslagle

27. Brian Smith

28. Clete Madden

29. Alyssa Pepper

30. Andy Babos

31. Andy Crisp

32. Andy Jackel

33. Andy Sisco

34. Ann Pumpian

35. Barry Jenkins

36. Brad Sattler

37. Brent Cotten

38. Brian Carlson

39. Brian Phelan

40. Caleb Ross

41. Chris Robertson

42. Christina Jones

43. Dan Balentine

44. David Rauer

45. Dawn Schlee

46. Don Herring

47. Emily Zodtner

48. Eric Grodin

49. Erin Gavilanes

50. Feng Zhu

51. George McBride

52. Haley Bishop

53. James Walker

54. Jennifer Bibles

55. Jennifer Kisluk

56. Jessica Larson

57. Jill Lewandowski

58. Joshua Edwards

59. Justin Brantley

60. Justin Hafner

61. Justin Jensen

62. Karen Thompson

63. Katrina Roelle

64. Kedrick Green

65. Kelly Lolli

66. Lachlan Tidmarsh

67. Laurie Fuller

68. Lori Gottlieb

69. Lynn McGivern

70. Mark Fortkamp

71. Matt Krueger

72. Melinda Mullis

73. Melissa Weston

74. Michael Cross

75. Nicole Bini

76. Rian Balfour

77. Rich Adams

78. Ronni Kleypas

79. Rose Duncan

80. Russell Stewart

81. Scott Larmer

82. Steven Fox

83. Sue Manzi

84. Todd Tanner

85. Tracy Walker

86. Vik Chakravarthy

87. Will Foster

88. Grace Sims

89. Robert Barnes

90. Nick Graham

91. Kira Staggers

92. Jake Sobecki

93. JoEllen Baird

94. Joe Pantuso

95. Stephen Frerichs

96. Stephanie Lanier

97. Bob Berry

98. Darian Pineda Ponce

99. Julia Snyder

100. Stephan Winzeler

101. Kayce Dunn

102. Amanda Scott

103. Angela Shutt

104. April Scrattish

105. Carley Hodge

106. Christina Mcspedden

107. Dara Jones

108. Jackie Babb

109. Jessica Dempsey

110. Kacy Baitz

111. Lauren Day

112. Matthew Roberson

113. Nathan Hart

114. Scotty Reed

115. Shelly King

116. Tramaine Story

EXHIBIT A

Testing the Waters Authorization

September 21, 2025

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

J.P. Morgan Securities LLC

270 Park Avenue New York, New York 10017

Jefferies LLC

520 Madison Avenue

New York, New York 10022

RE:	“Testing the Waters” Authorization

In reliance on Section 5(d) and/or Rule 163B of the Securities Act of 1933, as amended (the “Act”), Lumexa Imaging Equity Holdco, LLC (with its to-be-formed operating company, Lumexa Imaging Holdings, Inc., the “Company”) hereby authorizes Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC and their respective affiliates and each of their respective employees (collectively the “Bookrunners”), to engage on behalf of the Company in oral and written communications with potential investors that are reasonably believed to be “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) of Regulation D under the Act, to determine whether such investors might have an interest in the Company’s contemplated initial public offering (“Testing-the-Waters Communications”).

In connection with such authorization, the Company represents and warrants to, and covenants and agrees with, the Bookrunners that:

a)

it is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act and agrees to promptly notify the Bookrunners in writing if the Company hereafter ceases to be an emerging growth company while this authorization is in effect;

b)

the Company’s total annual gross revenue during its most recently completed fiscal year was less than U.S. $1.235 billion (or its equivalent in non-U.S. currency, based on the exchange rate as of the last day of the Company’s most recently completed fiscal year);

c)

during the previous 3-year period, the Company has not issued more than U.S. $1.0 billion (or its equivalent in non-U.S. currency, based on the exchange rate as of the date of this confirmation) in non-convertible debt;

d)	no affiliated entities which the Company directly or indirectly controls or subsidiaries of the Company are listed on any stock exchange in any jurisdiction;

e)

in connection with any communications with potential investors (the “Testing the Waters Investors”), from and after the date hereof, the Company will comply with such guidelines as set forth in writing and agreed among the Company and the Bookrunners relating to such communications, and has not and will not approach potential investors on its own, and has not authorized anyone other than the Bookrunners to engage in testing the waters communications;

f)

all information provided by the Company to Testing the Waters Investors in any meeting will be included in or consistent with the information in the Company’s offering document relating to its proposed initial public offering (which would be the registration statement on Form S-1 with respect to a U.S. registered offering); and

g)

no materials used in any meeting with Testing the Waters Investors will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if there occurred or occurs an event or development as a result of which such materials used in any meeting included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or existing at that subsequent time, not misleading, to promptly notify the Bookrunners in writing and promptly amend or supplement such materials to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of the Bookrunners to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Company has provided to the Bookrunners with a written notice revoking this authorization. This authorization shall be governed by and construed in accordance with the laws of the State of New York.

Sincerely,

LUMEXA IMAGING EQUITY HOLDCO, LLC

By:
Name:
Title:

Date:

Exhibit B

Form of Waiver of Lock-up

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

JEFFERIES LLC

Lumexa Imaging Holdings, Inc.

Initial Public Offering of Common Stock

, 20__

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Lumexa Imaging Holdings, Inc. (the “Company”) of ______ shares of common stock, $___ par value (the “Common Stock”), of the Company and the lock-up letter dated__________________, 2025 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated__________________, 20__, with respect to ______ shares of Common Stock (the “Shares”).

Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective __________________, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Barclays Capital Inc.

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

cc:	Lumexa Imaging Holdings, Inc.

EXHIBIT C

Form of Press Release

Lumexa Imaging Holdings, Inc.

________, 20__

Lumexa Imaging Holdings, Inc. (the “Company”) announced today that Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC, the book-running managers in the Company’s recent initial public offering of    shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on       , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

     , 2025

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

JEFFERIES LLC

As Representatives of the

several Underwriters listed

in Schedule 1 to the Underwriting Agreement

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o J.P. Morgan Securities LLC

270 Park Avenue New York, New York 10017

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re:	Lumexa Imaging Holdings, Inc. — Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the several Underwriters (as defined below), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Lumexa Imaging Holdings, Inc., a Delaware corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer or dispose of the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any immediate family member, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), or from such trust to the undersigned,

(iv) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned and/or one or more members of the immediate family of the undersigned are, directly or indirectly, the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution or other transfer to general or limited partners, members or stockholders, or other holders of equity interest in, the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or court order,

(viii) to the Company, its subsidiaries or Holdings LLC from an employee or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,

(x) to the Company, its subsidiaries or Holdings LLC in connection with the vesting, settlement, or exercise of RSUs, restricted stock, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such RSUs, restricted stock, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such RSUs, restricted stock, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan or other arrangement, each such agreement, plan or arrangement which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 or any required Schedule 13F, Schedule 13G or Schedule 13G/A, in each case made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer, disposition or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature of such transfer;

(b) exercise outstanding options, settle RSUs or other equity awards or exercise warrants pursuant to plans or other equity compensation arrangements described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer or disposition of Lock-Up Securities during the Restricted Period and (2) it shall be a condition to such sale that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Restricted Period in contravention of this Letter Agreement.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-Up Securities, Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Barclays Capital Inc., J.P. Morgan Securities LLC and Jefferies LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by February 10, 2026, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By:
Name:
Title: